Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Ore Pharmaceuticals Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•	The Quarterly Report of the Company on Form 10-Q for the quarterly period ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 7, 2008	By:	/s/ Charles L. Dimmler, III
Charles L. Dimmler, III
Chief Executive Officer

Date:	August 7, 2008	By:	/s/ Philip L. Rohrer, Jr.
Philip L. Rohrer, Jr.
Chief Financial Officer